Exhibit 99.1

Hain Celestial Announces Chief Executive Officer Succession Plan

Irwin D. Simon to Become Non-Executive Chairman

Board of Directors Conducting Search for Successor to Lead Next Phase of Growth

Company Reiterates Fiscal 2018 Financial Guidance

Lake Success, NY, June 25, 2018—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today announced a Chief Executive Officer succession plan, whereby, upon the hiring of a new Chief Executive Officer, Irwin D. Simon, Founder, President and Chief Executive Officer will become Non-Executive Chairman of the Board for a transition period to work closely with the incoming Chief Executive Officer. Hain Celestial’s Board of Directors has engaged a leading global executive search firm to assist the Corporate Governance and Nominating Committee in identifying a successor for the role of President and Chief Executive Officer.

Irwin D. Simon commented, “When I founded the Company 25 years ago, one of my goals was to educate and change the way the world eats and lives through a relentless focus on providing organic, natural and better-for-you products to consumers. I am incredibly proud of the company we have built. It has been a privilege to lead our dedicated team and drive our mission forward.”

He continued, “Hain Celestial has been a visionary in the organic and natural products industry, and we are still leading the way. This is an exciting time of business transformation for us as we build upon our considerable achievements and advance our strategic growth and cost savings objectives via Project Terra to create shareholder value. I firmly believe that some of our greatest opportunities lie ahead, and I am confident now is the right time for our next generation of leadership. I look forward to working with the Board of Directors in its search for the next Chief Executive Officer as we seek to capitalize on our enviable position as a leader in organic, natural and better-for-you products.”

Andrew R. Heyer, Hain Celestial’s Lead Director commented, “Irwin is an incredible entrepreneur and pioneer in the organic and natural foods industry, where he started with a vision and built it into a $3 billion company. On behalf of the Board of Directors and the entire Hain Celestial team, I want to thank Irwin for his vision, leadership, commitment and tremendous contributions over his distinguished 25-year career since founding Hain Celestial.”

Andrew Heyer continued, “The Board of Directors is committed to conducting a thorough and comprehensive search to identify the best person to serve as the Company’s next President and Chief Executive Officer. In addition, the Working Group previously established by our Board of Directors to consider strategic alternatives for the Company, continues to aggressively evaluate its portfolio of businesses, brands and operating strategy to further enhance shareholder value.”

The Company also reiterated its fiscal year 2018 financial guidance previously provided on May 8, 2018, and remains on track to complete the divestiture of Hain Pure Protein Corporation during the first half of fiscal year 2019.

About The Hain Celestial Group, Inc.

The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Clarks™, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of the Board of Director’s Chief Executive Officer succession plan, Project Terra strategic initiatives, the Company’s potential divestiture of its Hain Pure Protein business, and our future performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to (i) the Company’s guidance for Fiscal Year 2018; (ii) the Company’s ability to identify a successor for the role of President and Chief Executive Officer; (iii) the Company’s ability to capitalize on its position as a leader in organic, and natural, better-for-you products; (iv) the potential divestiture of the Hain Pure Protein business during the first half of fiscal year 2019; (v) the Company’s ability to execute long term strategic priorities, strategic alternatives, operating strategies and Project Terra initiatives to enhance stockholder value; (vi) the Company’s ability to simplify its brand portfolio; (vii) the Company’s ability to mitigate business disruption; and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Contacts:

Mary Anthes, The Hain Celestial Group, Inc.

516-587-5000

Katie M. Turner, ICR, Inc.

646-277-1228